Exhibit 99.(g)(2)

FORM OF SUBADVISORY AGREEMENT

THIS AGREEMENT is made and entered into as of the [   ] day of [   ], 2013 by and among [   ] (the “Company” or “Fund”), a Maryland Corporation, ABERDEEN ASSET MANAGER LIMITED (the “Adviser”) a United Kingdom corporation registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and ABERDEEN ASSET MANAGEMENT ASIA LIMITED, a Singapore corporation (the “Subadviser”), and also registered under the Advisers Act.

W I T N E S S E T H:

WHEREAS, the Company is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser has, pursuant to an Investment Advisory Agreement with the Company dated as of the [   ] (the “Advisory Agreement”), been retained to act as investment adviser for the Company;

WHEREAS, the Adviser represents that it is willing and possesses legal authority to render such services subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Company and the Adviser each represent that the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

WHEREAS, the Adviser desires to retain the Subadviser to assist it in the provision of a continuous investment program for that portion of the Fund’s assets that the Adviser will allocate to the Subadviser, and the Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement,

NOW, THEREFORE, the parties do mutually agree and promise as follows with respect to the Fund:

1.             Appointment as Subadviser.  The Adviser hereby appoints the Subadviser to act as investment adviser for the Fund and to assist the Adviser with the oversight of the investment program of the Fund (“Oversight Services”) and to manage that portion or all of the assets of the Fund that the Adviser from time to time upon reasonable prior notice allocates to, and puts under the control of, the Subadviser (the “Subadviser Assets”) subject to the supervision of the Adviser and the Board of Directors of the Company and subject to the terms of this Agreement (“Investment Decision Services”); and the Subadviser hereby accepts such appointment.  In such capacity, the Subadviser shall be responsible for the investment management of the Subadviser Assets.  It is recognized that the Subadviser and certain of its affiliates now act, and that from time to time hereafter may act, as investment adviser to one or more other investment companies and to fiduciary or other managed accounts and that the Adviser and the Company cannot object to such activities. In this respect, it is understood that the action taken by the Subadviser under this Agreement may differ from the advice given or the timing or nature of action taken with respect to such other clients of the Subadviser, and that a transaction in a specific security may not be accomplished for all clients of the Subadviser at the same time or at the same price.

2.             Duties of Subadviser.

(a)           Oversight Services.    The Subadviser shall, at the request of the Adviser, assist the Adviser with the Adviser’s overall supervisory responsibility for the general management and investment of the Fund’s assets and assist the Adviser in monitoring the ongoing performance of other subadvisers for the Fund. Notwithstanding the foregoing, the Subadviser shall not be responsible or liable for the investment merits of any decision by other subadvisers to purchase, hold or sell a security for the Fund.

(b)           Investment Decision Services.  The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund’s prospectus and statement of additional information as currently in effect and, as soon as practical after the Company or the Adviser notifies the Subadviser thereof, as supplemented or amended from time to time (collectively referred to hereinafter as the “Prospectus”) and subject to the directions of the Adviser and the Company’s Board of Companyees, to monitor on a continuous basis the performance of the Subadviser Assets and to conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Subadviser Assets. The Adviser agrees to provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with the Subadviser’s activities under this Agreement, including, without limitation, providing information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund’s or the Company’s affairs.

(c)           Compliance with Applicable Laws, Governing Documents and Company Compliance Procedures.  In the performance of its services under this Agreement, the Subadviser shall act in conformity with: (i) the Prospectus; (ii) the Company’s Agreement and Declaration of Company and By-Laws as currently in effect and, as soon as practical after the Company or the Adviser notifies the Subadviser thereof, as supplemented, amended and/or restated from time to time (referred to hereinafter as the “Declaration of Company” and “By-Laws,” respectively); (iii) the policies and procedures for compliance by the Company with the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) as set out in the Compliance Manual as amended or supplemented from time to time and provided to the Subadviser by the Adviser (together, the “Company Compliance Procedures”); and (iv) with the instructions and directions received in writing from the Adviser or the Companyees of the Company.  The Subadviser in performing its services under this Agreement will conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal and state laws and regulations, which shall be advised or notified to the Subadviser by the Adviser from time to time as required. Without limiting the preceding sentence, the Adviser promptly shall notify the Subadviser as to any act or omission of the Subadviser hereunder that the Adviser reasonably deems to constitute or to be the basis of any noncompliance or nonconformance with any of the Company’s Declaration of Company and By-Laws, the Prospectus and Company Compliance Procedures, the instructions and directions received in writing from the Adviser or the Companyees of the Company or the 1940 Act, the Code, and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring the

Fund’s and the Company’s overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations and the Subadviser is only obligated to comply with this Section 2(c) with respect to the Subadviser Assets. The Adviser will promptly provide the Subadviser with a copy of the minutes of the meetings of the Board of Companyees of the Company to the extent they may affect the Fund or the services of the Subadviser, copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which the Subadviser may reasonably request to enable it to perform its functions under this Agreement.

The Adviser shall perform quarterly and annual tax compliance tests to ensure that the Fund is in compliance with Subchapter M and Section 817(h) of the Code.  In connection with such compliance tests, the Adviser shall inform the Subadviser at least ten (10) business days prior to a calendar quarter end if the Subadviser Assets are out of compliance with the diversification requirements under either Subchapter M or Section 817(h).  If the Adviser notifies the Subadviser that the Subadviser Assets are not in compliance with such requirements noted above, the Subadviser will take prompt action to bring the Subadviser Assets back into compliance within the time permitted under the Code thereunder.

The Adviser will provide the Subadviser with reasonable advance notice of any change in the Fund’s investment objectives, policies and restrictions as stated in the Prospectus, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Subadviser Assets consistent with such changes, provided that the Subadviser has received prompt notice of the effectiveness of such changes from the Company or the Adviser. In addition to such notice, the Adviser shall provide to the Subadviser a copy of a modified Prospectus reflecting such changes.  The Adviser acknowledges and will ensure that the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Company, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished in writing by the Subadviser to the Company or to the Adviser specifically for inclusion in the Prospectus.  The Subadviser hereby agrees to provide to the Adviser in a timely manner such information relating to the Subadviser and its relationship to, and actions for, the Company as may be required to be contained in the Prospectus or in the Company’s Registration Statement on Form N-1A.

In order to assist the Company and the Company’s Chief Compliance Officer (the “Company CCO”) to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the Subadviser shall provide to the Company CCO:  (i) direct access to the Subadviser’s chief compliance officer (the “Subadviser CCO”), as reasonably requested by the Company CCO; (ii) quarterly reports confirming that the Subadviser has complied with the Company Compliance Procedures in managing the Subadviser Assets; and (iii) quarterly certifications that there were no Material Compliance Matters (as that term is defined by Rule 38a-1(e)(2)) that arose under the Company Compliance Procedures that related to the Subadviser’s management of the Subadviser Assets. In addition, the Subadviser will provide sub-certifications, upon request, with respect to Forms N-CSR and N-Q filings for the Fund.

(d)           Subadviser Compliance Policies and Procedures.  The Subadviser shall promptly provide the Company CCO with copies of:  (i) the Subadviser’s policies and procedures for compliance by the Subadviser with the Federal Securities Laws (together, the “Subadviser Compliance Procedures”), and (ii) any material changes to the Subadviser Compliance Procedures.  The Subadviser shall cooperate fully with the Company CCO so as to facilitate the Company CCO’s performance of the Company CCO’s responsibilities under Rule 38a-1 to review, evaluate and report to the Company’s Board of Companyees on the operation of the Subadviser Compliance Procedures, and shall promptly report to the Company CCO any Material Compliance Matter arising under the Subadviser Compliance Procedures involving the Subadviser Assets.  The Subadviser shall provide to the Company CCO:  (i) quarterly reports confirming the Subadviser’s compliance with the Subadviser Compliance Procedures in managing the Subadviser Assets, and (ii) certifications that there were no Material Compliance Matters involving the Subadviser that arose under the Subadviser Compliance Procedures that affected the Subadviser Assets.  At least annually, the Subadviser shall provide a certification to the Company CCO to the effect that the Subadviser has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the Subadviser with the Federal Securities Laws.

(e)           Voting of Proxies.  The Adviser hereby delegates to the Subadviser the Adviser’s discretionary authority to exercise voting rights with respect to the securities and other investments in the Subadviser Assets and authorizes the Subadviser to delegate further such discretionary authority to a designee identified in a notice given to the Company and the Adviser.  The Subadviser, including without limitation its designee, shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek or take instructions from the Adviser or the Company or take any action with respect thereto.  If both the Subadviser and another entity managing assets of the Fund have invested the Fund’s assets in the same security, the Subadviser and such other entity will each have the power to vote its pro rata share of the Fund’s security.

The Subadviser will establish a written procedure for proxy voting in compliance with current applicable rules and regulations, including but not limited to Rule 30b1-4 under the 1940 Act.  The Subadviser will provide the Adviser or its designee, a copy of such procedure and establish a process for the timely distribution of the Subadviser’s voting record with respect to the Fund’s securities and other information necessary for the Fund to complete information required by Form N-1A under the 1940 Act and the Securities Act of 1933, as amended (the “Securities Act”), Form N-PX under the 1940 Act, Form N-Q under the 1940 Act, and Form N-CSR under the Sarbanes-Oxley Act of 2002, as amended, respectively.

(f)            Agent.  Subject to any other written instructions of the Adviser or the Company, the Subadviser is hereby appointed the Adviser’s and the Company’s agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the Subadviser Assets.  The Subadviser agrees to provide the Adviser and the Company with copies of any such agreements executed on behalf of the Adviser or the Company.

(g)           Brokerage.  The Subadviser is authorized, subject to the supervision of the Adviser and the plenary authority of the Company’s Board of Companyees, to establish and maintain accounts on behalf of the Fund with, and place orders for the investment and reinvestment, including without limitation purchase and sale of the Subadviser Assets with or through, such persons, brokers (including, to the extent permitted by applicable law, any broker affiliated with the Subadviser) or dealers (collectively “Brokers”) as the Subadviser may elect and negotiate commissions to be paid on such transactions.  The Subadviser, however, is not required to obtain the consent of the Adviser or the Company’s Board of Companyees prior to establishing any such brokerage account.  The Subadviser shall place all orders for the purchase and sale of portfolio investments for the Fund’s account with Brokers selected by the Subadviser.  In the selection of such Brokers and the placing of such orders, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below.  In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the best interests of the Fund at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the Broker involved, and the quality of service rendered by the Broker in other transactions. Notwithstanding the foregoing, neither the Company nor the Adviser shall instruct the Subadviser to place orders with any particular Broker(s) with respect to the Subadviser Assets. Subject to such policies as the Companyees may determine, or as may be mutually agreed to by the Adviser and the Subadviser, the Subadviser is authorized but not obligated to cause, and shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused, the Fund to pay a Broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to the Subadviser an amount of commission for effecting a Subadviser Assets’ investment transaction that is in excess of the amount of commission that another Broker would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such Broker viewed in terms of either that particular transaction or the overall responsibility of the Subadviser with respect to the accounts as to which it exercises investment discretion.

It is recognized that the services provided by such Brokers may be useful to the Subadviser in connection with the Subadviser’s services to other clients.  On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund with respect to the Subadviser Assets as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution.  In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.  It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund with respect to the Subadviser Assets.

(h)           Securities Transactions. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Subadviser or any affiliated person of the Subadviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

The Subadviser acknowledges that the Adviser and the Company may rely on Rule 17a-7, Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Company with respect to transactions in securities for the Subadviser Assets or any other transactions of Company assets.

The Subadviser, on its own behalf and with respect to its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time.  On at least an annual basis, the Subadviser will comply with the reporting requirements of Rule 17j-1, which may include either (i) certifying to the Adviser that the Subadviser and its Access Persons have complied with the Subadviser’s Code of Ethics with respect to the Subadviser Assets or (ii) identifying any violations which have occurred with respect to the Subadviser Assets.  The Subadviser will have also submitted its Code of Ethics for its initial approval by the Board of Companyees no later than the date of execution of this Agreement and subsequently within six months of any material change thereto.

(i)            Books and Records.  The Subadviser shall maintain separate detailed records as are required by applicable laws and regulations of all matters hereunder pertaining to the Subadviser Assets (the “Fund’s Records”), including, without limitation, brokerage and other records of all securities transactions.  The Subadviser acknowledges that the Fund’s Records are property of the Company; except to the extent that the Subadviser is required to maintain the Fund’s Records under the Advisers Act or other applicable law and except that the Subadviser, at its own expense, is entitled to make and keep a copy of the Fund’s Records for its internal files. The Fund’s Records shall be available to the Adviser or the Company at any time upon reasonable request during normal business hours and shall be available for telecopying promptly to the Adviser during any day that the Fund is open for business as set forth in the Prospectus.

(j)            Information Concerning Subadviser Assets and Subadviser.  From time to time as the Adviser or the Company reasonably may request in good faith, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on the Subadviser Assets, all in such reasonable detail as the parties may reasonably agree in good faith.  The Subadviser will also inform the Adviser in a timely manner of material changes in portfolio managers responsible for Subadviser Assets, any changes in the ownership or management of the Subadviser, or of material changes in the control of the

Subadviser.  Upon the Company’s or the Adviser’s reasonable request, the Subadviser will make available its officers and employees to meet with the Company’s Board of Companyees to review the Subadviser Assets via telephone on a quarterly basis and on a less frequent basis as agreed upon by the parties in person.

Subject to the other provisions of this Agreement, the Subadviser will also provide such information or perform such additional acts with respect to the Subadviser Assets as are reasonably required for the Company or the Adviser to comply with their respective obligations under applicable laws, including without limitation, the Code, the 1940 Act, the Advisers Act, and the Securities Act, and any rule or regulation thereunder.

(k)           Custody Arrangements.  The Company or the Adviser shall notify the Subadviser of the identities of its custodian banks (“Authorised Custodians”) and the custody arrangements therewith with respect to the Subadviser Assets and shall give the Subadviser written notice of any changes in such Authorised Custodians or custody arrangements.  The Subadviser shall on each business day provide the Adviser and the Company’s custodian such information as the Adviser and the Company’s custodian may reasonably request in good faith relating to all transactions concerning the Subadviser Assets. The Company shall instruct its Authorised Custodians to (A) carry out all investment instructions as may be directed by the Subadviser with respect to the Subadviser Assets (which instructions shall be in writing); and (B) provide the Subadviser with all operational information necessary for the Subadviser to trade the Subadviser Assets on behalf of the Fund.   The Subadviser shall have no liability for the acts or omissions of the Authorized Custodians, unless such act or omission is required by and taken in reliance upon instructions given to the Authorised Custodian by a representative of the Subadviser properly authorized to give such instructions.

(l)            Valuation of Subadviser Assets.  The Subadviser agrees to monitor the Subadviser Assets and to notify the Adviser or its designee on any day that the Subadviser determines that a significant event has occurred with respect to one or more securities held in the Subadviser Assets.  As requested by the Adviser or the Company’s Valuation Committee, the Subadviser hereby agrees to provide additional assistance to the Valuation Committee of the Company, the Adviser and the Company’s pricing agents in valuing Subadviser Assets held in the portfolio.  Such assistance may include fair value pricing of portfolio securities, as requested by the Adviser.  The Subadviser agrees that it will act, at all times, in accordance with the Company’s Valuation Procedures set out in the Compliance Manual as amended or supplemented from time to time, and will provide such certifications or sub-certifications relating to its compliance with the Company’s Valuation Procedures as reasonably may be requested, from time to time, by the Adviser or the Company. The Subadviser agrees that it will regularly reconcile its portfolio holdings list for the Fund against the portfolio holdings list provided by the Fund’s service providers and alert the Adviser in the event that the Subadviser’s list does not match the list provided by the Fund’s service providers.

The Subadviser also will provide such information or perform such additional acts as are customarily performed by a Subadviser and may be required for the Fund or the Adviser to comply with their respective obligations under applicable federal securities laws, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the Securities Act, and any rule or regulation thereunder.

(m)          No Funding. Nothing contained in this Agreement shall obligate the Subadviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund and the Subadvisor shall not be responsible for the collection of any contributions to the Fund.

3.             Independent Contractor.  In the performance of its services hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Company or the Adviser in any way or otherwise be deemed an agent of the Company or the Adviser.

4.             Expenses.  During the term of this Agreement, the Subadviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Subadviser shall not be responsible for the Company’s, the Fund’s or Adviser’s expenses, which shall include, but not be limited to, the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund and any losses incurred in connection therewith, expenses of holding or carrying Subadviser Assets, including, without limitation, expenses of dividends on stock borrowed to cover a short sale and interest, fees or other charges incurred in connection with leverage and related borrowings with respect to the Subadviser Assets, organizational and offering expenses (which include, but are not limited to, out-of-pocket expenses, but not overhead or employee costs of the Subadviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund’s  portfolio securities; fees and expenses of non-interested Companyees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses.  The Company or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of the Fund or the Adviser as may be reasonably incurred by such Subadviser on behalf of the Fund or the Adviser. The Subadviser shall keep and supply to the Company and the Adviser reasonable records of all such expenses.

5.             Compensation.  The Subadviser receives no compensation for the Oversight Services provided pursuant to this Agreement.  For the Investment Decision Services provided pursuant to this Agreement, the Subadviser is entitled to the percentage of the advisory fee received by the Adviser for the Fund as detailed on Exhibit A hereto.

If this Agreement shall be effective for only a portion of a month with respect to the Fund, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect for the Fund.

6.             Representations and Warranties of Subadviser.  The Subadviser represents and warrants to the Adviser and the Company as follows:

(a)           The Subadviser is registered as an investment adviser under the Advisers Act;

(b)           The Subadviser is not registered as a Commodity Trading Advisor under the Commodity Exchange Act, as amended (the “CEA”), with the Commodity Futures Trading Commission (the “CFTC”), and is not required to file such registration;

(c)           The Subadviser is a corporation duly organized and operating under the laws of Singapore with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(d)           The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser’s powers and have been duly authorized by all necessary actions of its directors or shareholders, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of applicable law, rule or regulation, (ii) the Subadviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser; and

(e)           The Form ADV of the Subadviser provided to the Adviser and the Company is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

7.             Representations and Warranties of Adviser.  The Adviser represents and warrants to the Subadviser as follows:

(a)           The Adviser is registered as an investment adviser under the Advisers Act;

(b)           The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the CFTC and the National Futures Association or is not required to file such exemption;

(c)           The Adviser is a corporation duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(d)           The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action on the part of its directors or shareholders, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a violation of, or a material default under, (i) any provision of  applicable law, rule or regulation, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

(e)           The Form ADV of the Adviser provided to the Subadviser and the Company is a true and complete copy of the form, including that part or parts of the Form ADV filed with the SEC, that part or parts maintained in the records of the Adviser, and/or that part or parts provided or offered to clients, in each case as required under the Advisers Act and rules thereunder, and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(f)            The Adviser acknowledges that it received a copy of the Subadviser’s Form ADV prior to the execution of this Agreement; and

(g)           The Adviser and the Company have duly entered into the Advisory Agreement pursuant to which the Company authorized the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, including without limitation, the appointment of a subadviser with respect to assets of each of the Company’s mutual fund series, including without limitation the Adviser’s entering into and performing this Agreement.

8.             Representations and Warranties of the Company.  The Company represents and warrants to the Adviser and the Subadviser as follows:

(a)           The Company is a statutory Company duly formed and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder;

(b)           The Company is registered as an investment company under the 1940 Act and has elected to qualify and has qualified, together with the Fund, as a regulated investment company under the Code, and the Fund’s shares are registered under the Securities Act;

(c)           The execution, delivery and performance by the Company of this Agreement are within the Company’s powers and have been duly authorized by all necessary action on the part of the Company and its Board of Companyees, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Company for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Company of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Company’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company; and

(d)           The Company acknowledges that it received a copy of the Subadviser’s Form ADV prior to the execution of this Agreement.

9.             Survival of Representations and Warranties; Duty to Update Information.  All representations and warranties made by the Subadviser, the Adviser and the Company pursuant to the recitals above and Sections 6, 7 and 8, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true or accurate in all material effects.

10.          Liability and Indemnification.

(a)           Liability.  The Subadviser shall exercise its best judgment in rendering its services in accordance with the terms of this Agreement, but otherwise, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser or a reckless disregard of its duties hereunder, the Subadviser, each of its affiliates and all respective partners, officers, directors and employees (“Affiliates”) and each person, if any, who within the meaning of the Securities Act controls the Subadviser (“Controlling Persons”), if any, shall not be subject to any expenses or liability to the Adviser, any other subadviser to the Fund, the Fund or any of the Fund’s shareholders, in connection with the matters to which this Agreement relates, including without limitation for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets.  The Adviser shall exercise its best judgment in rendering its obligations in accordance with the terms of this Agreement, but otherwise (except as set forth in Section 10(c) below), in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any of its Affiliates and each of the Adviser’s Controlling Persons, if any, shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets. Notwithstanding the foregoing, nothing herein shall relieve the Adviser and the Subadviser from any of their obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA.

(b)           Indemnification.  The Subadviser shall indemnify the Adviser and the Company, and their respective Affiliates and Controlling Persons for any liability and expenses, including without limitation reasonable attorneys’ fees and expenses, which the Adviser and the Company and their respective Affiliates and Controlling Persons may sustain as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA. The Adviser shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any liability and expenses, including without limitation reasonable attorneys’ fees and expenses, which may be sustained as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

The Company shall indemnify the Subadviser, its Affiliates and its Controlling Persons, for any liability and expenses, including without limitation reasonable attorneys’ fees and expenses, which may be sustained as a result of the Company’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

(c)           The Subadviser shall not be liable to the Adviser for (i) any acts of the Adviser or any other subadviser to the Fund with respect to the portion of the assets of the Fund not managed by Subadviser, or (ii) acts of the Subadviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by the Adviser or any other subadviser to the Fund, which records are not also maintained by or otherwise available to the Subadviser upon reasonable request. The Adviser agrees that the Subadviser shall manage the Subadviser Assets as if they were a separate operating Fund as set forth in Section 2(c) of this Agreement. The Adviser shall indemnify the Subadviser, its Affiliates and Controlling Persons from any liability arising from the conduct of the Adviser and any other subadviser with respect to the portion of the Fund’s assets not allocated to the Subadviser.

11.           Effectiveness.  The Agreement shall become effective on [   ].

12.          Duration and Termination.

(a)           Duration.

(i)            Unless sooner terminated, this Agreement shall continue until [   ] (the “Initial Term”), with respect to the Fund covered by this Agreement at the date of this Agreement and thereafter shall continue automatically for successive annual periods provided that the provisions of Section 12(a)(iii) are fulfilled.

(ii)           During the subsistence of this Agreement, whether during the Initial Term or otherwise, other funds may be added to this Agreement and this Agreement, in respect of such additional funds shall be for an initial period of no more than two years from the date such fund is added to this Agreement, and thereafter shall continue automatically for successive annual periods with respect to each such additional fund provided that the provisions of Section 12(a)(iii) are fulfilled.

(iii)          The agreement for the Fund may be extended and continue automatically for successive annual periods after the expiry of the initial term relating to that Fund provided that such continuance is specifically approved at least annually by the Company’s Board of Directors or a vote of the lesser of (a)

67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; provided further that in either event its continuance also is approved by a majority of the Company’s Directors who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)           Termination.  Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time with respect to the Fund, without payment of any penalty:

(i)            By vote of a majority of the Company’s Board of Directors, or by “vote of a majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act), or by the Adviser, in each case, upon not more than 60 days’ written notice to the Subadviser;

(ii)           By any party hereto immediately upon written notice to the other parties in the event of a breach of any provision of this Agreement by either of the other parties; or

(iii)          By the Subadviser upon not more than 60 days’ written notice to the Adviser and the Company.

Upon termination of this Agreement with respect to the Fund, all rights, obligations and liabilities of the parties in respect of the Fund hereto accrued up to and including the date of such termination and those rights, obligations or liabilities of the parties stated to survive the termination of this Agreement shall not be affected thereby.

In the case where either party exercises the right to terminate this Agreement by written notice in respect of the Fund, such obligations and liabilities in respect of the Fund shall continue to be performed and discharged and accrued in accordance with the provisions hereof up to the date on which such notice of termination expires.

The Subadviser shall receive the subadvisory fees in respect of the Fund which is to be terminated pro rata to the date of termination.

This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.

13.          Duties of the Adviser.  The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Subadviser’s performance of its duties under this Agreement.  Nothing contained in this Agreement shall obligate the Adviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund.

14.          Amendment.  This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment shall be in writing and any material amendment shall be approved by:  (a) the Company’s Board of Directors or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act), and (b) the vote of a majority of those Directors of the Company who are not “interested persons” of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

15.          Confidentiality.  Subject to the duties of the Adviser, the Company and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential and shall not disclose any and all information pertaining to the Fund and the actions of the Subadviser, the Adviser and the Fund in respect thereof; except to the extent:

(a)           Authorized.  The Adviser or the Company has authorized such disclosure;

(b)           Court or Regulatory Authority.  Disclosure of such information is expressly required or requested by a court or other tribunal of competent jurisdiction or applicable federal or state regulatory authorities;

(c)           Publicly Known Without Breach.  Such information becomes known to the general public without a breach of this Agreement or a similar confidential disclosure agreement regarding such information;

(d)           Already Known.  Such information already was known by the party prior to the date hereof;

(e)           Received From Third Party.  Such information was or is hereafter rightfully received by the party from a third party (expressly excluding the Fund’s custodian, prime broker and administrator) without restriction on its disclosure and without breach of this Agreement or of a similar confidential disclosure agreement regarding them; or

(f)            Independently Developed.  The party independently developed such information.

(g)           Disclosure required for Transactions. Disclosure of such information to the Subadviser’s affiliates, any counterparty, Broker or Authorised Custodian is required in relation to transactions undertaken for the Fund or for the purpose of effecting transactions in connection with this Agreement or of establishing a dealing relationship with a view to such transactions.

16.          Notice.  Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a)           If to the Subadviser:

Aberdeen Asset Management Asia Limited

21 Church Street

#01-01 Capital Square Two

Singapore, 049480

(b)           If to the Adviser:

Aberdeen Asset Managers Limited

Bow Bells House

1 Bread Street

London, United Kingdom

EC4M 9HH

(c)           If to the Company:

Aberdeen Global Diversified Fixed Income Fund, Inc.

1735 Market Street

32nd Floor

Philadelphia, PA  19103

17.          Jurisdiction.  This Agreement shall be governed by and construed in accordance with substantive laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the 1940 Act.  In the case of any conflict, the 1940 Act shall control.

18.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

19.          Certain Definitions.  For the purposes of this Agreement and except as otherwise provided herein, “interested person,” “affiliated person,” and “assignment” shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

20.          Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

21.          Severability.  If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

22.          Entire Agreement.  This Agreement, together with all exhibits, attachments and appendices, contains the entire understanding and agreement of the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this amended Agreement as of the day and year of the amendment date written above.

COMPANY:
[ ]

By:
Name:
Title:

ADVISER:
ABERDEEN ASSET MANAGERS LIMITED

By:
Name:
Title:

SUBADVISER:
ABERDEEN ASSET MANAGEMENT ASIA LIMITED
By:
Name:
Title: